Exhibit 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                    A PROFESSIONAL ASS ON 326 PERUVIAN AVENUE
                              PALM BEACH, FL 33480
                                 (561) 822-9995
                                  FAX 822-9942






Poseidis, Inc.
West Palm Beach, FL 33401


Gentlemen:


We are unable to complete the review of the financial statements of Poseidis, Inc., for the period ending May 31, 2003 in time for the Company=s Form 10-QSB to be filed timely, due to unforeseen circumstances.


Sincerely,


/s/ Durland & Company, CPAs., P.A.
Durland & Company, CPAs., P.A.
July 15, 2003